UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian Read as Chief Financial Officer

On April 8, 2024, the board of directors (the “Board”) of Serve Robotics Inc. (the “Company”) appointed Brian Read as the Company’s Chief Financial Officer, effective on or around April 29, 2024 (such actual effective date, the “Effective Date”).

Mr. Read, age 34, holds a Bachelor of Science in Business Administration (Accounting) from Duquesne University, and he is a Certified Public Accountant (Pennsylvania). He previously served as a Controller for Apptronik Inc. (“Apptronik”) from April 2023 to April 2024 prior to joining the Company. Prior to his experience at Apptronik, Mr. Read served as a Global Controller at REE Automotive Ltd. (Nasdaq: REE) from February 2021 to March 2023 and as Assistant Global Controller at Coherent Corp. (NYSE: COHR), formerly known as II-VI Incorporated (Nasdaq: IIVI), from January 2019 to January 2021. Mr. Read was also an associate and senior associate at PricewaterhouseCoopers LLP from July 2011 to January 2017.

There are no family relationships between any director or executive officer of the Company and Mr. Read, and no transactions reportable under Item 404(a) of Regulation S-K in which he has a direct or indirect material interest. Further, there are no arrangements or understandings between Mr. Read and any other person pursuant to which he was appointed to serve as the Company’s Chief Financial Officer.

In connection with his appointment as Chief Financial Officer, Mr. Read and Serve Operating Co., a wholly-owned subsidiary of the Company (“Serve”), entered into an Offer Letter effective as of the Effective Date (the “Offer Letter”), which sets forth the terms and conditions of his at-will employment with the Company. Pursuant to the terms of the Offer Letter, Mr. Read will receive an annual base salary of $250,000 as well as a one-time signing bonus of $25,000, payable in the first payroll after 90 days of employment commencement, subject to applicable taxes and withholdings, and which shall be repaid in full upon the voluntary termination of his employment within one year of the Effective Date. Subject to Board approval, Mr. Read will also be granted restricted stock units representing 240,000 shares of the Common Stock (the “Equity Award”). The Equity Award will vest over 4 years at the rate of 25% of the total number of Equity Award shares on the 1-year anniversary of the Effective Date (the “Cliff Period”) and 1/48th of the total number of Equity Award shares on each monthly anniversary thereafter, subject to Mr. Read’s continuous service with the Company through each vesting date. In the case of Mr. Read’s Involuntary Termination or Resignation for Good Reason (each as defined in the Offer Letter) within the Cliff Period, he will be entitled to pro rata acceleration of the Equity Award based on the number of months of service he has provided to the Company. The Equity Award is subject to the terms of the Company’s 2023 Equity Incentive Plan (as amended from time to time), the Company’s standard award agreements, and the Company’s clawback policies.

The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Departure of April Pannell as Chief Financial Officer

On April 8, 2024, the Company accepted the resignation of April Pannell, the Company’s Chief Financial Officer, effective as of the Effective Date, upon the commencement of Mr. Read’s employment. Ms. Pannell will continue to be retained by the Company as a consultant to the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	List of Exhibits.

Exhibit Number	Description

10.1+§	Offer Letter, dated March 24, 2024, by and between Brian Read and Serve Operating Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or any compensatory plan, contract or arrangement.
§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: April 9, 2024	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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